                                                                    Exhibit 10.5
                                                                    ------------



                           STOCK PURCHASE AGREEMENT


                                     among


                          HENRY C. GULBRANDSEN, JR.,
                              PETER O. HAUSMANN,
                                      and
                               TIMOTHY J. WEBER

                                   "Sellers"


                                      and

                        SOUTHPOINT LAND HOLDINGS, INC.,
                          a Pennsylvania corporation,
                                "X Corporation"

                                      and

                       VALLEYBROOKE LAND HOLDINGS, INC.,
                          a Pennsylvania corporation,
                                "Y Corporation"


                                      and


                      PRENTISS PROPERTIES LIMITED, INC.,
                            a Delaware corporation

                                  "Purchaser"



                                  Dated as of
                          ____________________, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.   DEFINED TERMS.....................................................        1
2.   PURCHASE AND SALE OF THE PURCHASED STOCK..........................        2
3.   THE PURCHASE PRICE................................................        2
4.   REPRESENTATIONS AND WARRANTIES OF SELLERS.........................        3
5.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................        5
6.   COVENANTS OF SELLERS AND CORPORATIONS.............................        5
7.   ACCESS TO INFORMATION.............................................        7
8.   CONFIDENTIALITY...................................................        7
9.   CONDITIONS TO CLOSING OF PURCHASER................................        8
10.  CONDITIONS TO CLOSING OF SELLERS..................................        9
11.  CLOSING...........................................................        9

EXHIBITS
Exhibit A      Legal Description of the Land
Exhibit B      Common Names of Development Parcels on the Land
Exhibit C      Sellers' Respective Ownership in X Corporation and Y Corporation
Exhibit D      Description of Contribution Agreement
Exhibit E      Schedule of Leases
Exhibit F      List of Personal Property
Exhibit G      Put and Call Option Agreement for Remaining Shares
Exhibit H      Articles of Incorporation, By-laws of X Corporation and Y
               Corporation

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of September ___, 1997, among PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation ("Purchaser"), SOUTHPOINT LAND HOLDINGS, INC., a Pennsylvania corporation ("X Corporation"), VALLEYBROOKE LAND HOLDINGS, INC., a Pennsylvania corporation ("Y Corporation" and, collectively with X Corporation, the "Corporations"), HENRY C. GULBRANDSEN, JR., PETER O. HAUSMANN and TIMOTHY J. WEBER. The named individuals are hereinafter collectively referred to as "Sellers" and individually as "Seller."

                                   RECITALS:

     WHEREAS, X Corporation and Y Corporation hold title to those certain parcels of real property located in the Commonwealth of Pennsylvania and more particularly described in Exhibit A attached hereto (collectively, the "Land"),
                          ---------
which Land includes those development parcels commonly known by the names listed on Exhibit B, together with any improvements located thereon (collectively, the
   ---------
"Improvements");

     WHEREAS, Sellers collectively own 100 shares of the common stock, par value $1.00 per share, of X Corporation (the "X Corporation Common Stock") and 100 shares of the common stock, $1.00 par value per share, of Y Corporation (the "Y Corporation Common Stock") respectively, as set forth in Exhibit C, which stock
                                                         ---------
in the aggregate represents all of the outstanding shares (the "Outstanding Shares") of capital stock of each of X Corporation and Y Corporation; and

     WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, an aggregate of 89 shares of X Corporation Common Stock (from each Seller in proportion to his ownership in X Corporation) (the "Purchased X Corporation Common Stock") and an aggregate of 89 shares of Y Corporation Common Stock (from each Seller in proportion to his ownership of Y Corporation) (the "Purchased Y Corporation Common Stock"), in each case representing eighty-nine percent (89%) of the Outstanding Shares of X Corporation and Y Corporation, respectively, for the price and on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.    DEFINED TERMS. For purposes of this Agreement, the following terms
           -------------
shall have the meanings set forth below:

           (a) "Contribution Agreement" means that Contribution Agreement
                ----------------------
described on Exhibit D.
             ---------

            (b) "Effective Date" means the date this Agreement is fully executed
                 --------------
and delivered by Purchaser and Sellers.

           (c) "Escrow Agreement" means the Escrow Agreement dated as of the
                ----------------
Closing Date among the Purchaser, Sellers and an escrow agent selected by Purchaser who is reasonably satisfactory to Sellers, as escrow agent.

           (d) "Leases" means collectively all of the Corporations' right,
                ------
title, estate and interest in and to the unexpired leases covering the Land and Improvements as of the Closing Date, together with any and all amendments, modifications or supplements thereto, which Leases are identified in the Schedule of Leases attached hereto as Exhibit E.
                                      ---------

           (e) "Personal Property" means all personal property and fixtures (if
                -----------------
any) owned by the Corporations and located on the Real Property and used or useful in the operation of the Real Property including, without limitation, to the extent owned by the Corporations, all of the Corporations' right, title and interest in and to all plans, specifications, drawings and other technical descriptions prepared for the development, construction, repair or alteration of the Land and the Improvements, and all amendments and modifications thereof, and all other property described in Exhibit F attached hereto.
                                ---------

           (f) "Property" means the Real Property and the Personal Property.
                --------

           (g) "Real Property" means the Land, the Improvements and all rights,
                -------------
privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of the Corporations' right, title and interest, if any, in and to all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements.


     2.    PURCHASE AND SALE OF THE PURCHASED STOCK. On the Closing Date (as
           ----------------------------------------
hereinafter defined), subject to the terms and conditions set forth in this Agreement, (i) Sellers shall sell, convey, assign and transfer to Purchaser (or Purchaser's nominee) the Purchased X Corporation Common Stock and the Purchased Y Corporation Common Stock (collectively, the "Purchased Stock") and (ii) Purchaser shall purchase, acquire and accept from Sellers the Purchased Stock, free and clear of all liens, security interests, options and adverse claims of any kind or character.

     3.    THE PURCHASE PRICE. The purchase price for the Purchased Stock is
           ------------------
Five Thousand Six Hundred Seven and No/100 Dollars ($5,607.00) (the "Purchase Price"). The Purchase Price for the Purchased X Corporation Common Stock shall be Two Thousand Four Hundred Three and No/100 Dollars ($2,403.00) (the "X Corporation Common Stock Purchase Price"), which shall be paid by making a wire transfer of immediately available Federal funds to the account of Sellers. The Purchase Price for the Purchased Y Corporation Common Stock shall be Three Thousand Two Hundred Four and No/100 Dollars ($3,204.00) (the "Y Corporation Common Stock Purchase Price"), which shall be paid by making a wire transfer of immediately available Federal funds to the account of Sellers. Each component of the X Corporation Common Stock Purchase Price and the Y Corporation Common Stock Purchase Price shall be paid to each of the Sellers in proportion to their respective ownership of X Corporation Common Stock and Y Corporation Common Stock, respectively, as set forth on Exhibit C hereto.
                                     ---------

     4.    REPRESENTATIONS AND WARRANTIES OF SELLERS. Each Seller represents and
           -----------------------------------------
warrants to Purchaser (and to Purchaser's nominee), for himself and with respect to the Corporations, that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing:

           (a) X Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has its chief executive office at 1180 West Swedesford Road, Suite 140, Berwyn, Pennsylvania 19312. Y Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has its chief executive office at 1180 West Swedesford Road, Suite 140, Berwyn, Pennsylvania 19312. Neither Corporation is qualified to do business in a state other than its state of incorporation.

           (b) This Agreement is, and all the documents executed by the Corporations that are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered by the Corporations and enforceable against the Corporations in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the rights of creditors generally.

           (c) This Agreement is, and all the documents executed by Sellers that are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered by Sellers and enforceable against the Sellers in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

           (d) The authorized equity securities of X Corporation consist solely of 1,000 shares of X Corporation Common Stock, of which 100 shares are issued and outstanding. The authorized equity securities of Y Corporation consist solely of 1,000 shares of Y Corporation Common Stock, of which 100 shares are issued and outstanding. The Outstanding Shares of each Corporation are duly authorized, validly issued, fully paid and nonassessable. Each Seller is the record and beneficial owner of, and has good title to, their respective Outstanding Shares of each of the Corporations, as set forth on Exhibit C
                                                                ---------
hereto, free and clear of all liens, claims, security interests, assignments, options, voting trusts, proxies, voting agreements, understandings or arrangements with respect to voting, and adverse claims to title of any kind or character. Except as provided in this Agreement, there are no outstanding subscriptions, options, warrants, calls or rights of any kind relating to or providing for the issuance, sale, delivery or transfer of securities of any class of X Corporation or Y Corporation issued or granted by, or binding upon any Seller or the Corporations (including any right of conversion or exchange under any outstanding security or other instrument).

           (e) There are no actions, suits, or proceedings pending or, to the best of each Seller's knowledge, threatened against the Corporations or otherwise affecting the Corporations, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

           (f) None of Sellers nor either of the Corporations has received any notice of any violation of any ordinance, regulation, law, statute, building code, zoning ordinance, or environmental laws pertaining to the Property or any portion thereof or of any pending zoning change or special assessment pertaining to the Property.

          (g) None of Sellers nor either of the Corporations has received any notice of condemnation of the Property or any portion thereof.

          (h) (A) (i) Exhibit E lists and/or Sellers have delivered to Purchaser
                      ---------
(prior to Closing with written evidence of the specific documents delivered) copies of all the agreements, instruments and documents which constitute the Leases, (ii) there are no outstanding assignments by Sellers or the Corporations of Sellers' interest in the Corporations or the Corporations' interest in the Leases except for the liens evidencing the Existing Secured Indebtedness (as defined in the Contribution Agreement), (iii) there are no earned and unpaid leasing commissions or fees due and payable prior to the Closing (or which will become due and payable after the Closing) with respect to the Leases, and (iv) the Leases are in full force and effect and have not been modified, amended or altered; and (B) the Corporations, as landlord, are not in default under any of the Leases and, to the best of each Seller's knowledge and except as may be otherwise disclosed to Purchaser in writing prior to the Closing, the tenant under each of the Leases is not in default thereunder.

          (i) Neither of the Corporations has any liabilities or obligations, whether disclosed or undisclosed, and whether accrued, absolute, contingent, direct, indirect or otherwise other than the Existing Secured Indebtedness. Sellers have delivered to Purchaser, if prepared, financial statements for the past three (3) years (including balance sheet, income statement, statement of cash flows, and all notes thereto) (the "Financial Statements") and federal and state tax returns for the past three (3) years (the "Tax Returns") for each of the Corporations. To the best of Sellers' knowledge, the Financial Statements are correct and complete in all material respects and present fairly the financial condition and results of operations of the Corporations as of the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the Tax Returns are correct and complete in all material respects. Since the date of the last Financial Statement, there have been no material adverse change in the financial condition or in the operations of either of the Corporations.

          (j) No consent, waiver or approval by any third party is required in connection with the execution and delivery by each Seller of this Agreement or the performance by each Seller of the obligations to be performed by such Seller under this Agreement.

          (k) The Corporations do not have and have never had any employees.

          (l) All tax returns for federal, state and local income, excise, sales and use, personal property and franchise taxes required by law to be filed by the Corporations prior to the Effective Date (including, without limitation, the Tax Returns) have been filed (or extensions to file have been obtained), and all taxes, if any, shown on such returns, together with any interest or penalties thereon, have been paid. All such tax returns required by law to be filed by the Corporations prior to the Closing will be filed (or extensions to file will be obtained), and all taxes, if any, shown on such returns, together with any interest or penalties thereon, will have been paid.

          (m) There are no outstanding contracts made by Sellers or the Corporations for the construction or repair of any improvements to the Real Property which have not been fully paid for or provided for, and Sellers shall cause the Corporations to discharge all mechanics' or materialmen's liens arising from any labor or materials furnished to the Real Property prior to the Closing pursuant to contracts entered into by Sellers or the Corporations.

           (n) The Corporations have not engaged in any business or activities other than the business of owning, leasing and operating the Property.

           (o) The Corporations do not own directly or indirectly any capital stock or interest in any partnership, corporation or other entity. The Corporations do not own, directly or indirectly, any assets other than the Property.

           (p) Attached hereto as Exhibit H are complete and correct copies of
                                  ---------
the articles of incorporation and the by-laws, each as amended to date, of the Corporations. Such articles of incorporation and by-laws are in full force and effect and neither Corporation is in violation or breach of any of the provisions of the foregoing. The execution and delivery of this Agreement by Sellers and the Corporations, and the performance of this Agreement by Sellers and the Corporations, will not: (i) conflict with or result in a breach of the articles of incorporation or by-laws of the Corporations; (ii) violate, or conflict with, or constitute a default under, or result in the creation or imposition of any security interest, lien or encumbrance upon any assets of either Corporation under any mortgage, indenture or agreement to which Sellers or the Corporations are a party or by which Sellers or the Corporations are bound; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule or any court or governmental authority.

      The representations and warranties set forth hereinabove shall survive the Closing of this Agreement for a period of one (1) year.

     5.    REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents
           -------------------------------------------
and warrants to Sellers that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the
Closing:

           (a) Purchaser is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware.

           (b) This Agreement is, and all documents executed by Purchaser which are to be delivered to Sellers at the Closing will be, duly authorized, executed, and delivered by Purchaser, and enforceable against Purchaser in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

      The representations and warranties set forth hereinabove shall survive the Closing of this Agreement for a period of one (1) year.

     6.    COVENANTS OF SELLERS AND CORPORATIONS. Sellers covenant with
           -------------------------------------
Purchaser, as follows:

          (a) From the Effective Date through the Closing, except as otherwise permitted by the prior written consent of Purchaser, the Corporations shall, and Sellers shall cause the Corporations to:

                (i) diligently conduct their business and operations as presently conducted and only in the ordinary course, as consistent with past practices;

                (ii) neither enter into any new leases, nor amend, modify or extend the existing Leases;

                (iii) keep the Corporations insured under a comprehensive general liability policy;

                (iv) refrain from incurring any additional liabilities or obligations, whether accrued, absolute, contingent, direct, indirect or otherwise; and

                (v) not sell, exchange, dispose of or encumber any of the assets of the Corporations, or purchase or acquire in any manner any additional assets.

          (b)   Sellers shall not, and shall cause the Corporations not to:
(i) issue, sell, or pledge, or authorize the issuance, sale or pledge of, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of the Corporations' capital stock or securities, or allow the Corporations to split, subdivide or in any way reclassify any shares or securities of the Corporations;
(ii) merge or consolidate, or agree to merge or consolidate, with or into any other entity; or (iii) dissolve or liquidate all or any portion of the Corporations' businesses or assets.

          (c) Sellers shall take all actions necessary cause the Purchaser's Conditions Precedent set forth in Section 9 to be satisfied on or before
                                  ---------
Closing.

          (d) From the Effective Date through Closing, neither Sellers nor the Corporations shall amend the Corporations' articles of incorporation or by-laws or change in any manner the rights of the capital stock of the Corporations.

          (e) From the Effective Date through Closing, neither Sellers nor the Corporations shall cancel any debts or waive any claims or rights to value of the Corporations, except for fair and equivalent value in the ordinary course of business and consistent with past practices.

          (f) From the Effective Date through the Closing, the Corporations shall, and Sellers shall cause the Corporations to, comply in all material respects with all applicable laws.

          (g) From the Effective Date through Closing, the Corporations shall, and Sellers shall cause the Corporations to, maintain books of account and records of the Corporations in the usual, regular and ordinary manner of the Corporations.

          (h) Each Seller agrees that, after the Effective Date, he shall not sell, transfer or assign, or create, grant or permit to exist a lien, security interest in, claim on, or grant any option or right to acquire, or grant a proxy, or enter into a voting agreement or voting trust or similar agreement or understanding with respect to his respective Outstanding Shares, except as contemplated by this Agreement.

           (i) Each Seller agrees that he will, at any time and from time to time after the Closing, upon the reasonable request of Purchaser and at Purchaser's cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for better assigning, transferring and conveying the Purchased Stock to Purchaser.

           (j) After the Closing, Sellers shall prepare any tax returns or reports of the Corporations which are required to be filed by the Corporations for any taxable period of the Corporations that ends on or before the Closing.

           (k) Upon Purchaser's reasonable request, for a period of three (3) years after the Closing, or, in the event of a governmental investigation or audit, at any time, Sellers shall make all of Sellers' records with respect to the Corporations or the Property available to Purchaser for inspection, copying and audit by Purchaser's designated accountants or representatives.

     The covenants set forth hereinabove shall survive the Closing of this Agreement.

     7. ACCESS TO INFORMATION. Prior to Closing, the Corporations shall and Sellers shall cause the Corporations to: (i) give Purchaser and its authorized representatives, including but not limited to its lenders, legal counsel, accountants and management, reasonable access to all offices, warehouses and other facilities, including the Real Property, and to all books and records of the Corporations, (ii) permit Purchaser and/or its authorized representatives to make such inspections as they may reasonably request, and (iii) cause the officers of the Corporations to furnish Purchaser and/or its authorized representatives with such financial and operating data and other information with respect to the business and properties, including the Property, of the Corporations as they may from time to time reasonably request.


     8.    CONFIDENTIALITY. Except as hereinafter provided, from and after the
           ---------------
Effective Date, Purchaser, the Corporations and Sellers shall keep the terms, conditions and provisions of this Agreement confidential and the parties shall not make any public announcements hereof unless the other parties first approve of same in writing, and none of the parties hereto shall disclose the terms, conditions and provisions hereof, except to persons who "need to know," such as the respective officers, directors, employees, attorneys, accountants, consultants, financiers, partners, investors and bankers, of the parties hereto, and such other third parties whose assistance is required in connection with the consummation of these transactions or as required by law or order of court of competent jurisdiction. Notwithstanding the foregoing, it is acknowledged that Purchaser is an affiliate of the Company and the Company has and will seek to sell shares to the general public; consequently, Purchaser and the Company shall have the right to disclose any information regarding the transactions contemplated by this Agreement required by law or as determined to be necessary or appropriate by the Company, Purchaser or their attorneys to satisfy disclosure and reporting obligations of the Company, Purchaser or their affiliates. After Closing, Purchaser shall be free to disclose previously confidential information in its sole discretion. The provisions of this Section shall survive the termination of this Agreement.

     9.    CONDITIONS TO CLOSING OF PURCHASER. The obligations of Purchaser
           ----------------------------------
under this Agreement are, at the option of Purchaser, subject to the satisfaction, at or prior to the Closing, of the following conditions (the "Purchaser's Conditions Precedent") (any one or more of which may be waived, but only by an instrument in writing signed by Purchaser):

           (a) The representations and warranties of Sellers shall be true and correct in all material respects on and as of the Closing Date.

           (b) Sellers shall, and shall have caused the Corporations to, have fully performed and complied with all covenants, terms, and agreements to be performed and complied with by them on or before the Closing.

           (c) Sellers and the Corporations shall deliver to Purchaser certificates dated the Closing Date and executed by each Seller or officer, respectively, each stating that the representations made by it or him in this Agreement are accurate in all material respects as of the Closing Date and that all covenants, agreements and conditions required by this Agreement to be performed have been performed on or prior to the Closing Date.

           (d) The closing of the transactions contemplated by the Contribution Agreements shall have occurred simultaneously with the Closing.

           (e) Sellers shall have executed and delivered the Put and Call Option Agreement for Remaining Shares in the form attached hereto as Exhibit G
                                                                     ---------
and the Escrow Agreement with respect to the eleven percent (11%) of the Outstanding Shares of each of X Corporation and Y Corporation which will continue to be owned by Sellers after the Closing.

           (f)   Sellers shall have delivered to Purchaser the following:

                 (i) Stock certificates representing the Purchased Stock, each accompanied by stock powers duly executed in blank or duly executed instruments of transfer by the requisite Sellers, and any other documents necessary to transfer to Purchaser good title to the Purchased Stock, free and clear of all liens, security interests, assignments, options and adverse claims of any kind or character;

                 (ii) The resignations of the members of the board of directors and all officers of X Corporation and Y Corporation;

                 (iii) Any other documents, instruments or agreements reasonably necessary to effectuate the purchase of the Purchased Stock contemplated by this Agreement;

                 (iv) All minute books, stock ledgers, and other records or books of any kind relating to the Corporations; and

                 (v) To the extent not previously delivered to Purchaser, originals of the Leases, the Personal Property, and any other documents required to be delivered by Sellers or the Corporations under the terms of this Agreement or, if such originals are not available, copies certified by Sellers to be true, correct and complete copies of such originals.

     10.   CONDITIONS TO CLOSING OF SELLERS. The obligations of Sellers under
           --------------------------------
this Agreement are, at the option of Sellers, subject to the satisfaction, at or prior to the Closing, of the following conditions (the "Sellers' Conditions Precedent") (any one or more of which may be waived, but only by an instrument in writing signed by all Sellers):

           (a) The representations and warranties of Purchaser shall be true and correct in all material respects on and as of the Closing Date.

           (b) Purchaser shall have fully performed and complied with all covenants, terms, and agreements to be performed and complied with by it on or before the Closing.

           (c) Purchaser shall deliver to Sellers a certificate dated the Closing Date and executed by Purchaser stating that the representations made by it in this Agreement are accurate in all material respects as of the Closing Date and that all covenants, agreements and conditions required by this Agreement to be performed have been performed on or prior to the Closing Date.

           (d) Purchaser shall have delivered to Sellers the following:

               (i)  The Purchase Price; and

               (ii) Any other documents, instruments or agreements reasonably necessary to effectuate the purchase of the Purchased Stock contemplated by this Agreement.

           (e) Purchaser shall have made the following capital contributions to be used by the Corporations to prepay on the Closing Date the principal amount of the indebtedness owed by the Corporations to OTR, an Ohio general partnership, which indebtedness is attributable to the Land:

               (i)  $48,400 to X Corporation; and

               (ii) $9,000 to Y Corporation.

     The Sellers shall make capital contributions to the Corporations on or before the Closing Date in an amount sufficient to pay all accrued but unpaid interest due to OTR on such indebtedness.

     11.   CLOSING"11. The closing (the "Closing") of the purchase and sale of
           ----------
the Purchased Stock contemplated herein shall close on the same date as the closing of the transactions contemplated in the Contribution Agreement.

     12.   MISCELLANEOUS.
           -------------

           (a) This Agreement is the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

          (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

          (c) Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

          (d) Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service (including express or courier service), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      Purchaser:       Prentiss Properties Acquisition Partners, L.P.
                       3890 West Northwest Highway, Suite 400
                       Dallas, Texas  75220
                       Attention:  Thomas F. August and William J. Reister
                       Telecopy:  (214) 350-2408 or (214) 654-5826

      With a copy to:  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                       1700 Pacific Avenue, Suite 4100
                       Dallas, Texas 75201-4675
                       Attention:  Randall M. Ratner, P.C.
                       Telecopy:   (214) 969-4343

      Sellers:         Henry C. Gulbrandsen, Jr.
                       Peter O. Hausmann
                       Timothy J. Weber
                       c/o The Terramics Management Company
                       1180 West Swedesford Road, Suite 140
                       Berwyn, Pennsylvania 19312
                       Telecopy:  (610) 640-4843


      With a copy to:  Michael Pollack
                       Blank, Rome, Comisky & McCauley
                       One Logan Square
                       Philadelphia, Pennsylvania  19103
                       Telephone: (215) 569-5670
                       Telecopy:  (215) 569-5692

      Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date of confirmed receipt.

          (e) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

          (f) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

          (g) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws thereof, as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

          (h) If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transactions described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

          (i) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of Sellers or Purchaser hereunder shall be transferred or assigned by Sellers or Purchaser without the prior written consent of the non-assigning party; provided, however, Purchaser may assign Purchaser's interest hereunder, or designate as the entity taking title to the Purchased Stock, the parent of Purchaser, one or more subsidiaries or affiliates of Purchaser or of entities to whom Purchaser provides investment management services without Sellers' prior written consent.

          (j) If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday, then the date of such action shall be deemed to be extended to the next business day.

          (k) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (l) This Agreement may be terminated at any time by the mutual consent of all parties and shall terminate automatically, if the Closing has not occurred on or before December 31, 1997.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                 X CORPORATION:

                                 SOUTHPOINT LAND HOLDINGS, INC.


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 Y CORPORATION:

                                 VALLEYBROOKE LAND HOLDINGS, INC.


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                                 SELLERS:


                                 --------------------------------------------
                                 Henry C. Gulbrandsen, Jr.


                                 --------------------------------------------
                                 Peter O. Hausmann


                                 --------------------------------------------
                                 Timothy J. Weber


                                 PURCHASER:

                                 PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                   EXHIBIT C
                                   ---------

                                Stock Ownership
                                ---------------


                                 Southpoint Land    Valleybrooke Land
                                  Holdings, Inc.       Holdings, Inc.
                                  --------------       --------------
      Henry C. Gulbrandsen, Jr.       23                  23
      Peter O. Hausmann               54                  54
      Timothy J. Weber                23                  23
                                      --                  --
                     TOTAL            100 shares          100 shares